UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018 (January 12, 2018)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2018, BioDelivery Sciences International, Inc. (the “Company”) and Niraj Vasisht, the Company’s Senior Vice President and Chief Technology Officer (“Vasisht”), executed a Retirement Agreement (“Retirement Agreement”) memorializing the terms of Vasisht’s voluntary retirement from the Company, which will be effective February 4, 2018 (the “Retirement Date”, with the period from January 12, 2018, to the Retirement Date being referred to herein as the “Transition Period”).

Pursuant to the Retirement Agreement, Vasisht will continue to serve as the Company’s Senior Vice President and Chief Technology Officer during the Transition Period. By entering into the Retirement Agreement, the Company and Vasisht agreed to terminate Vasisht’s employment agreement with the Company, dated October 8, 2008 (collectively with the related confidentiality agreement between the Company and Vasisht, the “Employment Agreement”), as of the Retirement Date, subject to those provisions of the Employment Agreement which survive termination (as the same were modified by the Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition. Vasisht’s retirement follows his long and dedicated service with the Company as well as the Company’s de-emphasis on earlier stage product development initiatives.

In connection with his retirement from the Company, and in consideration of his service to the Company (and in lieu of any similar benefits provided for in the Employment Agreement), Vasisht will receive the following benefits pursuant to the Retirement Agreement:

(i)	a cash separation payment of $330,000.00 (less applicable withholdings), in two equal payments of $165,000.00 each: the first payment on January 20, 2018, the second payment on April 1, 2018;

(ii)	an additional cash payment equal to $20,000 (less applicable withholdings) to be paid on January 20, 2018, in consideration for a previously deferred raise in his base salary;

(iii)	if a Change of Control (as defined in the Employment Agreement) occurs before July 1, 2018, Vasisht will be entitled to the cash payments provided for in Paragraph 4(d) of the Employment Agreement (namely, a cash payment equal to: (A) Vasisht’s annual base salary plus an amount equal to fifty percent (50%) of his such salary multiplied by (B) 1.5), but less the separation payments made under the Retirement Agreement; and

(iv)	for a period of 12 months from the Retirement Date, Vasisht will serve as a consultant to the Company as requested from time to time during such period with respect to the Company’s research and development operations at the rate of $200 per hour.

In addition, pursuant to the Retirement Agreement:

(i)	as of the Retirement Date, all previously vested options held by Vasisht to purchase shares of Company common stock (“Common Stock”) will continue for the life of such options (as opposed to such options terminating on the 90th day following the Retirement Date, as provided for in the Company’s 2011 Equity Incentive Plan, as amended (the “Plan”));

(ii)

Vasisht will be entitled to receive his ordinary year end equity bonus award (in the form of restricted stock units under the Plan (“RSUs”)) for his service as an officer of the Company during 2017, as determined by the Compensation Committee of the Board (the “2017

Equity Award”); provided, however, that (A) with respect to RSUs which by their terms would vest with the passage of time (“Time Vesting RSUs”), Vasisht shall receive a number of shares of Common Stock equal to (1) the Net Present Value (as defined in the Retirement Agreement) of the Time Vesting RSUs that would have been issued to Vasisht for the 2017 Equity Award had he not retired divided by (2) the 30-day volume weighted average price of the Common Stock (the “30-day VWAP”) as of the date of issuance of the 2017 Equity Bonus; and (B) with respect to RSUs which by their terms would vest based on future performance (“Performance Vesting RSUs”), Vasisht shall receive a number of shares of Common Stock determined by multiplying the number of Performance Vesting RSUs that would have been issued to Vasisht for the 2017 Equity Award had he not retired by 0.66;

(iii)	Vasisht shall receive one hundred percent (100%) of his regular award of vested Common Stock (the “LTIP Stock”) under the Company’s Performance Long Term Incentive Plan (the “LTIP”), with the amount of such LTIP Stock to be determined and issued in accordance with the terms and provisions of the LTIP, in consideration for his work in 2017, and Vasisht shall also be considered for a bonus in consideration for his work in 2017 in accordance with the normal procedures and conditions for award of a bonus; and

(iv)	as of the Retirement Date, all previously granted Time Vesting RSUs issued to Vasisht pursuant to the Plan that are unvested as of the Retirement Date shall terminate and, in lieu thereof, Vasisht shall receive a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which will be determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Retirement Date. All previously granted Performance Vesting RSUs that are unvested as of the Retirement Date will continue to vest until December 31, 2018, at which time 60% of the unvested Performance RSUs shall vest and 40% of the unvested Performance RSUs shall be deemed forfeited.

The Retirement Agreement also contains other customary provisions, including provisions for Vasisht’s continuing participation in certain Company benefit plans, mutual releases of claims by the Company and Vasisht (subject to certain exceptions) and a non-disparagement covenant.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is hereby incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement Agreement, dated January 12, 2018, by and between the Company and Vasisht.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,”

“potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, the results of the operations of the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Treasurer and Secretary

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